Exhibit 10.5

CYBER-ARK SOFTWARE LTD.

2001 STOCK OPTION PLAN

1. Purpose.

The purpose of this plan (the “Plan”) is to secure for CYBER-ARK SOFTWARE LTD. (the “Company”) and its shareholders the benefits arising from ownership of Ordinary Shares, par value NIS 0.01 (“Ordinary Shares” or “Shares”) of the Company by employees, officers and directors of, and consultants or advisors to, the Company, its parent and or subsidiary corporations who are expected to contribute to the Company’s future growth and success. Except where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the “Code”). Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2. Type of Options and Administration.

(a) Types of Options. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors, as provided below) and may be either incentive stock options (“ISOs”) meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code (“NQOs”). ISOs and NQOs are collectively referred to herein as “Options”.

(b) Administration. The Plan shall be administered by a Stock Option Committee (the “Committee”) appointed by the Board of Directors of the Company. The Committee shall consist of no fewer than two members who may also be members of the Board of Directors of the Company. Subject to the terms and conditions of the Plan, all applicable laws and relevant commitments of the Company, the Committee shall have full and maximum authority in its discretion, from time to time, and at any time, to grant, or recommend to the Board of Directors of the Company, as applicable, the employees to whom Options shall be granted, to determine or recommend the number of Shares to be covered by each Option, the time at which each Option shall be granted, the terms and conditions of Option Agreements, and, except as hereinafter provided, the purchase price of each Option, the term during which each Option may be exercised, and to authorize the Share allotment pursuant to the exercise of each Option.

The Board of Directors of the Company may at any time appoint or remove members of the Committee and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its Chairman, and shall hold its meetings at such time and place as it shall deem advisable. All actions of the Committee shall be taken by a majority of its members and can be taken by written consent in lieu of a meeting. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable.

(c) The interpretation, construction or determination of any provisions of the Plan by the Committee or the Board of Directors of the Company shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

3. Eligibility.

Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company, its parent, or any subsidiary; provided, that the class of employees to whom ISOs may be granted shall be limited to all employees of the Company, its parent, or any subsidiary. A person who has been granted an Option may, if he or she is otherwise eligible, be granted additional Options if the Board of Directors shall so determine.

4. Shares Subject to Plan.

Subject to adjustment as provided in Section 15 below, the maximum number of Ordinary Shares of the Company which may be issued and sold under the Plan is 73,600 Shares. If an Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject to such Option shall again be available for subsequent Option grants under the Plan.

5. Forms of Option Agreements.

Agreements shall be in writing, duly executed and delivered by or on behalf of the Company and the employee, and shall contain such terms and conditions as the Committee deems advisable. In case of any conflict between the terms and conditions of any Option Agreement and those of the Plan, the terms and conditions of the Plan shall take precedence and prevail. Such Option Agreements may differ among recipients.

6. Purchase Price.

(a) General. The purchase price per Ordinary Share deliverable upon the exercise of an Option shall be determined by the Board of Directors, provided, however, that in the case of an ISO, the exercise price shall not be less than 100% of the fair market value of such Share, as determined by the Board of Directors, at the time of grant of such Option, or less than 110% of such fair market value in the case of Options described in Section 11(b).

(b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such Option, or, to the extent provided in the applicable Option Agreement, by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Directors or the Committee) which the Board of Directors or the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations or (ii) at the discretion of the Board of Directors or the Committee, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Board of Directors or the Committee, or (iii) by any combination of such methods of payment.

(c) Exercise of Options . An optionee electing to exercise an Option shall give written notice to the Company to that effect. Such notice will identify the number and part of the Option to be exercised, will be signed by optionee along with full payment for the Option as specified in Section 6 (b) above.

7. Option Period.

Each Option and all rights thereunder shall expire on such date as shall be set forth in the applicable Option Agreement, except that, in the case of an ISO, such date shall not be later than ten years after the date on which the Option is granted and, in all cases, Options shall be subject to earlier termination as provided in the Plan.

8. Exercise of Options.

Each Option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the Option Agreement evidencing such Option, subject to the provisions of the Plan.

9. Nontransferability of Options.

Except as the Board of Directors or the Committee may otherwise determine or provide in an Option Agreement, Options shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee; provided, however, that NQOs may be transferred pursuant to a qualified domestic relations order (as defined in Code Section 414(p)).

10. Effect of Termination of Employment or Other Relationship.

Subject to the provisions of the Plan, the Option Agreement shall specify the extent to which the Option may be exercised following (i) the termination of the optionee’s employment or other relationship with the Company or its parent or any subsidiary, or (ii) the death or disability of the optionee. Such periods shall be set forth in the Option A evidencing such Option. Employment shall not be deemed to be terminated because an optionee is transferred from one of the Company, its parent, or any subsidiary to another one of the Company, its parent, or any subsidiary.

11. Incentive Stock Options.

Options granted under the Plan which are intended to be ISOs shall be subject to the following additional terms and conditions:

(a) Express Designation. All ISOs granted under the Plan shall, at the time of grant, be specifically designated as such in the Option Agreement covering such ISOs.

(b) 10% Shareholder. If any employee to whom an ISO is to be granted under the Plan is, at the time of the grant of such Option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the ISO granted to such individual:

(i) the purchase price per Ordinary Share subject to such ISO shall not be less than 110% of the fair market value of one Ordinary Share at the time of grant; and

(ii) the Option exercise period shall not exceed five years from the date of grant.

(c) Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute ISOs shall not constitute ISOs to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for Ordinary Shares with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

(d) Termination of Employment, Death or Disability. No ISO may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her Option, employed by the Company, its parent, or any subsidiary, except that:

(i) an ISO may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company, its parent, or any subsidiary (or within such lesser period as may be specified in the applicable Option Agreement); provided, that the Option Agreement with respect to such Option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a NQO under the Plan;

(ii) if the optionee dies while in the employ of the Company, its parent, or any subsidiary, or within three months after the optionee ceases to be such an employee, the ISO may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable Option Agreement); and

(iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, its parent, or any subsidiary, the ISO may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable Option Agreement).

For all purposes of the Plan and any Option granted hereunder, “employment” shall include employment by the Company, its parent, or any subsidiary. Employment shall not be deemed to be terminated because an optionee is transferred from one of the Company, its parent, or any subsidiary to another one of the Company, its parent, or any subsidiary. Notwithstanding the foregoing provisions, no ISO may be exercised after its expiration date.

12. Additional Provisions.

(a) Additional Option Provisions. The Board of Directors or the Committee may, in its sole discretion, include additional provisions in Option Agreements covering Options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of Options, or such other provisions as shall be determined by the Board of Directors or the Committee; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any ISO granted under the Plan to fail to qualify as an ISO within the meaning of Section 422 of the Code.

(b) Extension. The Board of Directors or the Committee may, in its sole discretion, extend the dates during which all, or any particular, Option or Options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause a particular Option or Options to fail to comply with Section 422 of the Code.

(c) Notwithstanding anything to the contrary in the Articles of Association of the Company, none of the optionees shall have a right of first refusal in relation with any sale of the exercised Shares. Until such time as the Company shall effectuate an initial public offering of the Company’s Shares under the U.S., Israeli or other jursidiction’s securities laws (the “IPO”) or an Acquisition Event (as defined in Section 16(a) of the Plan), the sale of exercised Shares by the optionee shall be subject to a right of first refusal, as set forth in the Articles of Association of the Company and/or in the Option Agreement.

13. General Restrictions.

(a) Investment Representations. The Company may require any person to whom an Option is granted, as a condition of exercising such Option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Ordinary Shares subject to the Option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Ordinary Shares.

(b) Compliance With Securities Laws. Each Option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

14. Rights as a Shareholder.

(a) The holder of an Option shall have no rights as a shareholder with respect to any Shares covered by the Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such Shares) until the date of issue of a stock certificate to him or her for such Shares. In addition, the Option Agreements may provide certain limitations with respect of voting and/or transferring the Ordinary Shares issued as a result of exercising the Option. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

(b) The Option Agreement may provide certain limitations with respect of voting and/or transferring the Shares exercised pursuant to the Options, as determined by the Board of Directors or the Committee from time to time at its exclusive discretion.

15. Adjustment Provisions for Recapitalizations and Related Transactions.

(a) General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the number of outstanding Ordinary Shares are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such Ordinary Shares or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding Options under the Plan, and (z) the exercise price for each share subject to any then outstanding Options under the Plan, without changing the aggregate purchase price as to which such Options remain exercisable. If this Section 15 applies and Section 16 also applies to any event, then Section 16 shall be applicable to such event and this Section 15 shall not be applicable.

(b) Board Authority to Make Adjustments. Any adjustments under this Section 15 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

(c) Adjustments to ISOs. Any adjustments made pursuant to Section 15(a) or Section 16(a) with respect to ISOs shall be made only after the Board of Directors or the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Board of Directors or the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the ISO.

16. Merger, Consolidation, Asset Sale, Liquidation, etc.

(a) General. Upon the occurrence of an Acquisition Event (as defined below) the Board of Directors of the Company shall take any one or more of the following actions with respect of the then outstanding Options: (i) provide that such Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for ISOs shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all the then unexercised Options will become exercisable in full as of a specified time (the “Acceleration Time”) prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the optionees between the Acceleration Time and the consummation of such Acquisition Event, (iii) in the event of a merger under the terms of which holders of outstanding Ordinary Shares of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the “Merger Price”), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Ordinary Shares subject to such outstanding Options (whether or not then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Options in exchange for the termination of such Options, or (iv) upon written notice to the optionees, provide that all the then vested and unvested outstanding Options will terminate immediately prior to the consummation of such Acquisition Event, and to the extent the vested Options shall have not been exercised prior to the Acquisition Event, all such Options shall become null and void at the consummation of such Acquisition Event.

Notwithstanding the above, the Company, by the Board of Directors or the Committee, may provide in the Option Agreement itself the action/s to be taken with respect to the outstanding Options at the time of an Acquisition Event from the actions listed above. In such a case, the Board of Directors shall not be entitled to take a different action at the Acquisition Event with respect of such Options without the consent of the optionee.

An “Acquisition Event” shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation, (b) any sale of all or substantially all of the assets of the Company, or (c) the complete liquidation of the Company.

(b) Substitute Options. The Company may grant Options under the Plan in substitution for Options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute Options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

17. No Special Employment Rights.

Nothing contained in the Plan or in any Option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company, its parent, or any subsidiary or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

18. Other Employee Benefits.

The amount of any compensation deemed to be received by an employee as a result of the exercise of an Option or the sale of Shares received upon such exercise pursuant to the Plan will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

19. Amendment of the Plan.

(a) The Board of Directors may at any time, and from time to time, amend, alter, suspend or terminate the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under Section 422 of the Code or any successor provision with respect to ISOs, the Board of Directors may not effect such modification or amendment without such approval.

(b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an Option previously granted to him or her. With the consent of the optionee affected, the Board of Directors or the Committee may amend outstanding Option Agreements in a manner not inconsistent with the Plan. The Board of Directors or the Committee shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding ISOs granted under the Plan to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded ISOs under Section 422 of the Code.

20. Withholding.

The Company shall have the right to deduct from payments of any kind otherwise due to the optionee the minimum statutory amount of any federal, state or local taxes of any kind required by law to be withheld with respect to any Shares issued upon exercise of Options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, by causing the Company to withhold Ordinary Shares otherwise issuable pursuant to the exercise of an Option. The Shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the Shares used to satisfy such withholding obligation shall be determined by the Board of Directors of the Company as of the date that the amount of tax to be withheld is to be determined.

21. Effective Date and Duration of the Plan.

(a) Effective Date. The Plan shall become effective as of the date marked below, but no ISO granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company’s shareholders. If such shareholder approval is not obtained within twelve months after the effective date of the Plan, no Options previously granted under the Plan shall be deemed to be ISOs and no ISOs shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors or the Committee, as the case may be; amendments requiring shareholder approval (as provided also in Section 19) shall become effective when adopted by the Board of Directors, but no ISO granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such ISO to a particular optionee) unless and until such amendment shall have been approved by the Company’s shareholders. If such shareholder approval is not obtained within twelve months of the Board’s adoption of such amendment, any ISOs granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such Option to a particular optionee. Subject to this limitation, Options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

(b) Termination. Unless sooner terminated in accordance with Section 16, the Plan shall terminate ten (10) years after its adoption by the Board of Directors, and no Option shall be granted pursuant to the Plan after that date. Options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Options.

22. Conversion of Incentive Stock Option into Non Qualified Stock Options; Termination of Incentive Stock Option.

The Board of Directors or the Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into NQSOs at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Subsidiary at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Board of Directors or the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting NQOs as the Board of Directors or the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee’s ISOs converted into NQOs, and no such conversion shall occur until and unless the Board of Directors or the Committee takes appropriate action. The Board of Directors or the Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

23. Notice to Company of Disqualifying Disposition.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such Shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

24. Provision for Foreign Participants.

The Board of Directors or the Committee may, without amending the Plan, modify awards or Options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.